Exhibit 99.1

Forian Inc.
Announces Fourth Quarter and Full Year 2021 Financial Results

FY21 revenue of $16.9 million met high end of revenue outlook
Company provides outlook for continued growth in FY22

Newtown, PA / March 24, 2022 / Forian Inc. (NASDAQ: FORA), a provider of technology, analytics and data science driven solutions for the healthcare and cannabis industries, today announced results for the quarter and year ended December 31, 2021.

“We have achieved many milestones in the last year” said Max Wygod, Forian Executive Chairman. “We have grown revenue tremendously, won key accounts, built out the Forian team and completed the acquisition of Helix Technologies, not to mention successfully listing on Nasdaq.”

Forian Chief Executive Officer Dan Barton said, “We had our highest revenue quarter as a result of strong focus on sales execution and continued investment in innovative products. We are expecting continued revenue growth as we expand our customer base and product portfolio. I want to thank all of our hard-working employees that drove these outstanding results.”

Fourth Quarter 2021 Financial Results

●	Forian delivered the following results for the fourth quarter of 2021:

	Three Months Ended December 31,		Year-over- Year % Change
	2021 Unaudited	2020 Unaudited
Total revenue	$5,749,366	$209,950	N/M
Net Loss	$(8,048,790)	$(2,351,493)	(242.3)%
Basic and diluted net loss per common share	$(0.25)	$(0.14)	(78.6)%

Pro Forma Revenue	$5,749,366	$3,187,981	80.3%
Adjusted EBITDA[1]	$(4,509,769)	$(1,669,875)	(169.9)%

●	Revenue for the quarter was $5.7 million, an increase of $5.5 million versus the prior year. On a pro forma basis, revenue grew 80% year-over-year and 16% sequentially over the third quarter of 2021.
●	Net Loss for the quarter was $8.0 million, or $0.25 per share, compared to $2.4 million, or $0.14 per share, in the prior year and $6.9 million, or $0.22 per share, in the third quarter of 2021.
●	Adjusted EBITDA[1] for the quarter was negative $4.5 million compared to negative $1.7 million for the prior year and negative $4.1 million for the third quarter of 2021.
●	Cash and Marketable Securities at the end of the quarter was $31.1 million.

Full Year 2021 Financial Results

●	Forian delivered the following results for the full year of 2021:

	Year Ended December 31,		Year-over- Year % Change
	2021	2020
Total revenue	$16,879,715	$544,871	N/	M
Net Loss	$(26,551,105)	$(4,980,183)	(433.1)%
Basic and diluted net loss per common share	$(0.90)	$(0.38)	(136.8)%

Pro Forma Revenue	$18,889,025	$12,323,333	53.3%
Adjusted EBITDA[1]	$(15,119,219)	$(4,083,464)	(270.3)%

●	Revenue for the full year was $16.9 million, an increase of $16.3 million versus the prior year. On a pro forma basis, revenue grew 53% year-over-year.
●	Net Loss for the full year was $26.6 million, or $0.90 per share, compared to $5.0 million, or $0.38 per share, in the prior year.
●	Adjusted EBITDA[1] for the full year was negative $15.1 million, compared to negative $4.1 million for the prior year.

1This release uses non-GAAP financial measures that are adjusted for the impact of various U.S. GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” below for details.

Fourth Quarter Operational Highlights

●	Healthcare revenue surpassed cannabis revenue in the fourth quarter
●	Launched new SaaS analytical offering, Cannalytics®, to dispensary clients
●	Expanded our data assets to cover 4.9 million annual U.S. cannabis consumers
●	Invested in additional product, engineering, data science and sales talent

Full Year 2021 Operational Highlights

●	Merged with Helix Technologies, Inc. and completed the listing of Forian on the Nasdaq in conjunction with the merger
●	Achieved meaningful growth in information services backlog
●	Added data assets representing over $3.4B in cannabis gross merchandise value
●	Acquired a market leading position in cannabis point of sale market
●	Awarded new states and services to secure leading position in cannabis track and trace regulatory market

Full Year 2022 Outlook

The Company is sharing the following outlook for the year ending December 31, 2022:

•	Revenue growth of 51% to 60% resulting in total revenue in the range of $25.5 to $27 million
•	Improvement in Adjusted EBITDA loss beginning in the second half of 2022 reaching positive Adjusted EBITDA contribution in the second half of 2023

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See “Cautionary Statements Regarding Forward-Looking Statements” below.

Quarterly Conference Call and Webcast

Forian will host a conference call and webcast at 4:30 p.m. ET today to discuss its financial results with the investment community. The conference call may be accessed by dialing (855) 940-5323 for domestic callers or (929) 517-0423 for international callers. The Conference ID is 1275289. The webcast will be available live at https://edge.media-server.com/mmc/p/7q8gypu2. To be included on the Company’s email distribution list, please sign up at www.forian.com/investors.

About Forian

Forian provides a unique suite of SaaS solutions, data management capabilities and proprietary data and analytics to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences, healthcare payer and provider segments, as well as cannabis dispensaries, manufacturers, cultivators and regulators. For more information, please visit the Company’s website at www.forian.com.

Media and Investor Contact:
267-225-6263
forian.com/investors
ir@forian.com

Source: Forian Inc.

Cautionary Statements Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. In particular, this release includes an estimate of our full year 2022 revenue outlook as of March 24, 2022. Estimating financial performance accurately for future periods is difficult as it involves assumptions and internal estimates that may prove to be incorrect and is based on plans and circumstances that may change. There is therefore a significant risk that actual results could differ materially from the outlook we have provided in this presentation, and we have no obligation to update such outlook. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the control of Forian, and are not guarantees of future results, such as statements about the anticipated benefits of the business combination transaction involving Forian, Medical Outcomes Research Analytics, LLC and Helix Technologies, Inc., future financial and operating results, company strategy and intended product offerings and market positioning. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Forian’s business, operations, strategy and goals; Forian’s ability to execute on its strategy; the timing of the introduction of new product offerings; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of the date hereof, and Forian undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

FORIAN INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$18,663,805	$665,463
Marketable securities	12,399,361	11,501,844
Accounts receivable, net	1,947,540	22,996
Contract assets	1,056,891	196,701
Prepaid expenses	1,017,927	120,979
Other assets	900,242	—
Total current assets	35,985,766	12,507,983

Property and equipment, net	1,531,959	46,358
Intangible assets, net	9,051,184	—
Goodwill	9,099,372	—
Right of use assets, net	859,637	—
Deposits and other assets	314,443	—
Total assets	$56,842,361	$12,554,341

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	1,125,067	647,601
Accrued expenses	4,068,109	480,741
Short-term operating lease liabilities	247,325	-
Notes payable	13,122	-
Warrant liability	369,234	-
Deferred revenues	976,268	158,884
Total current liabilities	6,799,125	1,287,226

Long-term liabilities:
Long-term operating lease liabilities	611,523	-
Convertible notes payable, net of debt issuance costs ($6,000,000 in principal is held by a related party.)	24,260,448	-
Total long-term liabilities	24,871,971	-

Total liabilities	31,671,096	1,287,226

Commitments and contingencies
Stockholders' equity:
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of December 31, 2021 and December 31, 2020	-	-
Common Stock; par value $0.001; 95,000,000 Shares authorized; 31,773,154 issued and outstanding as of December 31, 2021 and 21,233,039 issued and outstanding as of December 31, 2020.	31,773	21,233
Additional paid-in capital	57,959,622	17,514,907
Accumulated other comprehensive loss	-	-
Accumulated deficit	(32,820,130)	(6,269,025)
Total stockholders' equity	25,171,265	11,267,115
Total liabilities and stockholders' equity	$56,842,361	$12,554,341

FORIAN INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31		Year ended December 31
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Revenues:
Information and Software	$5,290,421	$209,950	$14,952,247	$544,871
Services	264,128	-	1,122,528	$-
Other	194,817	-	804,940	$-
Total revenues	5,749,366	209,950	16,879,715	544,871

Costs and Expenses:
Cost of revenues	1,688,518	38,293	4,717,175	38,293
Research and development	2,915,797	1,035,451	8,975,745	2,509,666
Sales and marketing	1,277,977	422,590	4,142,190	573,851
General and administrative	7,428,286	391,489	23,464,267	1,534,854
Depreciation and amortization	605,179	3,623	1,986,816	8,555
Transaction related expenses	-	667,775	1,210,279	863,409
Total costs and expenses	13,915,757	2,559,221	44,496,472	5,528,628

Loss From Operations	(8,166,391)	(2,349,271)	(27,616,757)	(4,983,757)

Other Income (Expense):
Change in fair value of warrant liability	131,876	-	878,481	-
Interest and investment income	2,208	(2,222)	6,809	3,574
Interest expense	(221,054)	-	(322,379)	-
Foreign currency related gains	227,082	-	525,252	-
Total other income, net	140,112	(2,222)	1,088,163	3,574

Net loss before income taxes	(8,026,279)	(2,351,493)	(26,528,594)	(4,980,183)
Income tax expense	(22,511)	-	(22,511)	-

Net Loss	(8,048,790)	(2,351,493)	(26,551,105)	(4,980,183)

Other comprehensive loss:
Changes in foreign currency translation adjustment	-	-	-	-
Total other comprehensive loss	-	-	-	-
Total comprehensive loss	$(8,048,790)	$(2,351,493)	$(26,551,105)	$(4,980,183)

Basic and diluted net loss per common share	$(0.25)	$(0.14)	$(0.90)	$(0.38)
Weighted-average shares outstanding:	31,642,724	16,765,572	29,527,608	13,189,623

FORIAN INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021 (Unaudited)	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,551,105)	$(4,980,183)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,986,816	8,555
Amortization on right of use asset	223,047	-
Amortization of debt issuance costs	1,778	-
Accrued interest on Convertible Notes	280,000	-
Realized and unrealized gain on marketable securities	(4,427)	(3,574)
Provision for doubtful accounts	(350,991)	-
Stock-based compensation expense	9,300,443	28,329
Change in fair value of warrant liability	(878,481)	-
Non-cash transaction expenses	389,976	-
Change in operating assets and liabilities:
Accounts receivable	(1,085,100)	(22,996)
Contract assets	(840,062)	(196,701)
Prepaid expenses	(681,884)	(95,614)
Changes in lease liabilities during the year	(248,561)	-
Deposits and other assets	(705,735)	-
Accounts payable	(204,413)	641,201
Accrued expenses	1,614,705	211,365
Deferred revenues	496,448	158,884
Net cash used in operating activities	(17,257,546)	(4,250,734)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(1,443,042)	(51,494)
Purchase of marketable securities	(34,902,392)	(11,348,503)
Sale of marketable securities	34,009,302	-
Cash acquired as part of business combination	1,310,977	-
Net cash used in investing activities	(1,025,155)	(11,399,997)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Stockholders' contributions	-	16,315,700
Proceeds from exercise of MOR Class B options	292,830	-
Payments on notes payable and financing arrangements	(7,679)	-
Proceeds from exercise of common stock options	48,570	-
Proceeds from sale of common stock	11,968,652	-
Proceeds from the issuance of convertible notes payable	23,978,670	-
Net cash provided by financing activities	36,281,043	16,315,700

Net change in cash	17,998,342	664,969
Cash and cash equivalents, beginning of year	665,463	494

Cash and cash equivalents, end of year	$18,663,805	$665,463

Supplemental disclosure of cash flow information
Cash paid for interest	$724	$-
Cash paid for taxes	$-	$-
Non-cash Investing and Financing Activities:
Conversion of promissory notes to Series S units	$-	$184,300
Non-cash consideration for Helix acquisition	$18,454,784	$-

Non-GAAP Financial Measures

In this press release, we have provided certain non-GAAP measures, which we define as financial information that has not been prepared in accordance with U.S. GAAP. The non-GAAP financial measure provided herein is earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) presented on both a historical basis and a “pro forma” basis reflecting the acquisition of Helix Technologies, Inc. as of the beginning of the periods presented. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, net income or loss calculated in accordance with U.S. GAAP (referred to below as “Net loss”).

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees in order to evaluate our Company’s performance. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income, as well as trends in those items.

We believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results for reasons similar to the reasons why our management finds it useful and because it helps facilitate investor understanding of decisions made by management in light of the performance metrics used in making those decisions. In addition, as more fully described below, we believe that providing Adjusted EBITDA, together with a reconciliation of net loss to Adjusted EBITDA, helps investors make comparisons between our Company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. However, Adjusted EBITDA is not intended as a substitute for comparisons based on net loss. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding U.S. GAAP measures provided by each company under applicable SEC rules.

The following is an explanation of the items excluded by us from Adjusted EBITDA but included in net loss:

•
Depreciation and Amortization. Depreciation and amortization expense is a non-cash expense relating to capital expenditures and intangible assets arising from acquisitions that are expensed on a straight-line basis over the estimated useful life of the related assets. We exclude depreciation and amortization expense from Adjusted EBITDA because we believe that (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Accordingly, we believe that this exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•
Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards to employees. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our Company’s operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our Company’s operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

•
Interest Expense. Interest expense is associated with the 3.5% Convertible Notes due 2025 entered into on September 1, 2021, in the amount of $24,000,000. The Notes are due on September 1, 2025, and accrued interest at an annual rate of 3.5%. We exclude interest expense from Adjusted EBITDA (i) because it is not directly attributable to the performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest expense associated with the Notes will recur in future periods.

•
Investment Income. Investment income is associated with the level of marketable debt securities and other interest-bearing accounts in which we invest. Interest and investment income can vary over time due to a variety of financing transactions, changes in interest rates, cash used to fund operations and capital expenditures and acquisitions that we have entered into or may enter into in the future. We exclude interest and investment income from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income will recur in future periods.

•
Foreign Currency Related Gains. Foreign currency related gains result from foreign currency transactions and translation gains and losses related to Engeni SA, a subsidiary of our Company acquired as part of the acquisition of Helix. We exclude foreign currency related gains from Adjusted EBITDA (i) because these items are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different capital structures. Investors should note that interest income will recur in future periods.

•
Other Items. We engage in other activities and transactions that can impact our net loss. In the periods being reported, these other items included, (i) change in fair value of warrant liability which related to warrants assumed in the acquisition of Helix; (ii) transaction related expenses which consist of professional fees and other expenses incurred in connection with the acquisition of Helix; (iii) other income which consists of profits on marketable security investments; and (iv) loss on impairment of goodwill. We exclude these other items from Adjusted EBITDA because we believe these activities or transactions are not directly attributable to the performance of our business operations and, accordingly, their exclusion assists management and investors in making period-to-period comparisons of operating performance. Investors should note that some of these other items may recur in future periods.

•
Income tax expense. Medical Outcomes Research Analytics, LLC was organized as a limited liability company until the completion of the Helix acquisition. As a result, we were treated as a partnership for federal and state income tax purposes through March 2, 2021, and our taxable income and losses are reported by our members on their individual tax returns for such period. Therefore, we did not record any income tax expense or benefit through March 2, 2021. We expect to incur a net loss for financial reporting and income tax reporting purposes for this year. Accordingly, any benefit for federal and state income taxes benefit has been entirely offset by a valuation allowance against the related deferred tax net assets. We exclude the income tax expense from Adjusted EBITDA (i) because we believe that the income tax expense is not directly attributable to the underlying performance of our business operations and, accordingly, its exclusion assists management and investors in making period-to-period comparisons of operating performance and (ii) to assist management and investors in making comparisons to companies with different tax attributes.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures provided by other companies.

The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a U.S. GAAP basis as well as a non-GAAP basis and also by providing U.S. GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business and to view our non-GAAP financial measures in conjunction with the most directly comparable U.S. GAAP financial measures.

	Reconciliation of US GAAP to Non-GAAP Financial Measures Historical (Unaudited)
	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Information and Software	$5,290,421	$209,950	$14,952,247	$544,871
Services	264,128	-	1,122,528	-
Other	194,817	-	804,940	-
Total revenues	$5,749,366	$209,950	$16,879,715	$544,871

Net loss	$(8,048,790)	$(2,351,493)	$(26,551,105)	$(4,980,183)

Depreciation & amortization	605,179	3,623	1,986,816	8,555
Stock based compensation expense	3,051,443	7,998	9,300,443	28,329
Change in fair value of warrant liability	(131,876)	-	(878,481)	-
Transaction related expenses	-	667,775	1,210,279	863,409
Interest and investment income (expense)	218,846	2,222	315,570	(3,574)
Foreign currency related gains	(227,082)	-	(525,252)	-
Income tax expense	22,511	-	22,511	-

Adjusted EBITDA	$(4,509,769)	$(1,669,875)	$(15,119,219)	$(4,083,464)

	Reconciliation of US GAAP to Non-GAAP Financial Measures Pro Forma (Unaudited)
	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues:
Information and Software	$5,290,421	$2,610,146	$16,581,325	$9,953,647
Services	264,128	363,369	1,356,218	1,344,824
Other	194,817	214,466	951,482	1,024,862
Total revenues	$5,749,366	$3,187,981	$18,889,025	$12,323,333

Net loss	$(8,048,790)	$(3,353,007)	$(28,980,168)	$(50,001,000)

Depreciation & amortization	605,179	2,050,781	2,547,585	3,821,000
Stock based compensation expense	3,051,443	137,797	9,463,386	1,773,000
Change in fair value of warrant liability	(131,876)	550,717	(270,369)	(132,000)
Gain on asset disposal	-	(240,000)	-	(240,000)
Loss on impairment of goodwill	-	-	-	41,333,000
Transaction related expenses	-	(375,507)	2,096,054	-
Interest and investment income (expense)	218,846	25,323	325,712	218,000
Foreign currency related gains	(227,082)	-	(525,252)	-
Other income	-	(31,000)	(55,006)	(31,000)
Income tax expense	22,511	-	22,511	-

Adjusted EBITDA	$(4,509,769)	$(1,234,896)	$(15,375,547)	$(3,259,000)